                                  EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Information Resources, Inc. 1999 Restricted Stock Plan and 1999 Nonqualified Defined Contribution Plan of our report dated February 11, 1999, with respect to the consolidated financial statements and schedule of Information Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                    /s/ Ernst & Young, LLP
                                                ------------------------------


Chicago, Illinois
February 25, 2000